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                                                            Exhibit 23.3

The Board of Directors and Shareholders
Global Markets Access Ltd.

We consent to the use of our report included herein and to the reference to our firm in the prospectus, under the heading "Experts".

/s/ KPMG Peat Marwick


Chartered Accountants
Hamilton, Bermuda
October 30, 1998